Exhibit 99.1

Access National Surpasses $1 Billion in Assets, Reports Third Quarter Earnings and Increases Dividend

RESTON, Va.--(BUSINESS WIRE)--October 17, 2014--Access National Corporation (NASDAQ: ANCX), parent company for Access National Bank (Bank), reported third quarter 2014 net income of $4.9 million, or $0.47 per common share. This represents the Corporation’s 57th consecutive quarterly profit over its 59 quarter history. Consistent with management’s stated objective of a 40%-50% payout ratio against core earnings, the Board of Directors declared a cash dividend of $0.14 per share for holders of record as of November 03, 2014 and payable on November 25, 2014. This 7th increase in routine dividends over the last 2-years reflects Management’s continued favorable outlook on performance and capital.

Michael Clarke, CEO, is quoted as saying: “We take great satisfaction in having our 15-year old start-up successfully turn $10 million into $1 billion of assets. More importantly, our leadership and hard-working associates have touched the lives of thousands of business owners who provide real jobs and run successful businesses throughout the capital region. Our bank is about quality, not quantity. However, this ’quantity’ measure signals a validation that our value proposition is sustainable and resonates loudly with mid-sized businesses in our market. We are very grateful for and value our client relationships.”

Third quarter 2014 pretax earnings were impacted by two nonrecurring items, one being a $3.25 million release in the mortgage segment’s loan loss reserve while the other was a $707 thousand impairment recorded in connection with land held by Access Real Estate (ARE). The net impact of these two items created an increase in pretax earnings of $2.5 million and added $0.15 to the after-tax earnings per common share. The release in reserves was in connection with management’s on-going analysis of reserve requirements as well as information obtained by management during the third quarter of 2014 which led management to determine the amount of reserves on hand for the repurchase of mortgage loans sold in the secondary market was over funded. The write-down of the ARE property was in response to management’s intent to sell land that had originally been bought back in 2007 as a potential banking center. The impairment was effective upon receipt of an appraisal received in the third quarter of 2014.

Excluding the release of mortgage reserves and the write-down of the ARE property, net income before taxes increased $1.2 million when comparing the three months ended September 30, 2014 to the same period in 2013. This is the result of an increase in the banking segment pretax earnings of $698 thousand and an increase in mortgage segment pretax earnings of $533 thousand. The increase in the banking segment was due mainly to an increase in net interest income after provision for loan losses of $1.5 million when comparing the three month period ended September 30, 2014 to the same period in 2013. This increase in net interest income was offset by a decrease of $720 thousand in noninterest income due mainly to the gain on sale of SBA loans of $926 thousand that occurred in the third quarter 2013. The mortgage segment recorded pretax earnings of $482 thousand in the third quarter of 2014 excluding the mortgage reserve release compared to near breakeven performance in the third quarter of 2013.

Net interest margin for the first nine months of 2014 decreased from 3.83% to 3.78% when compared to the same period in 2013. On a linked quarter basis, the margin decreased to 3.78% for the three months ended September 30, 2014 compared to 3.80% for the three months ended June 30, 2014.

On a consolidated basis, the Corporation reported annualized return on average assets of 1.98% and 1.48% for the three and nine month periods ended September 30, 2014, respectively. Meanwhile, the annualized return on average equity was 20.37% and 14.65% for the three and nine months ended September 30, 2014, respectively.

Total assets at September 30, 2014 amounted to $1.02 billion compared to $847.2 million at December 31, 2013, an overall increase of $167.8 million. An increase in loans held for investment of $40.0 million, a $45.2 million increase in interest-bearing balances, a $48.9 million growth in investment securities, a growth in loans held for sale of $17.9 million, and a $17.5 million increase in other assets due to a $15 million BOLI purchase accounted for the majority of this increase. The third quarter of 2014 reflected loan growth in the commercial real estate – owner occupied, commercial real estate – non-owner occupied, and residential real estate categories of the loans held for investment portfolio.

Total deposits at September 30, 2014 increased $159.1 million from December 31, 2013 due mainly to an increase in demand deposits of $81.3 million, an increase in interest-bearing demand deposits of $41.2 million, and an increase in Certificate of Deposit Account Registry Service (CDARS) deposits totaling $49.2 million. Management continues to focus on expanding business banking relationships as evidenced by the 44.44% year-to-date growth in demand deposits.

Non-performing assets (NPAs) decreased 28.0% to $1.8 million at September 30, 2014 from $2.5 million at December 31, 2013, representing 0.18% and 0.30% of total assets, respectively. The Bank did not have other real estate owned at September 30, 2014 while ARE, as previously mentioned, had other real estate owned with a fair market value less costs to sell of $500 thousand. The allowance for loan losses was $13.2 million and $13.1 million or 1.82% and 1.91% of total loans held for investment as of September 30, 2014 and December 31, 2013, respectively.

Book value per common share increased from $8.79 at December 31, 2013 to $9.55 at September 30, 2014. The ratio of total equity to total assets for Access National Corporation and its subsidiary bank was 9.8% at September 30, 2014, within the Corporation’s target range of 8.00% to 10.50%.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater Washington DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the Company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

Access National Corporation
Consolidated Balance Sheet

	September 30,	December 31,	September 30,
	2014	2013	2013
(In Thousands Except for Share and Per Share Data)	(Unaudited)		(Unaudited)

ASSETS

Cash and due from banks	$8,227	$8,117	$9,556

Interest-bearing balances and federal funds sold	60,480	15,302	62,221

Investment securities:
Available-for-sale, at fair value	127,422	76,552	72,692
Held-to-maturity, at amortized cost (fair value of $14,248, $15,662 and $15,426)	14,315	16,277	15,856
Total investment securities	141,737	92,829	88,548

Restricted Stock, at amortized cost	8,286	8,559	3,834

Loans held for sale - at fair value	42,283	24,353	16,376

Loans held for investment net of allowance for loan losses of $13,244, $13,136 and $13,025, respectively	713,868	673,919	641,782

Premises, equipment and land, net	7,036	8,389	8,401

Other assets	33,176	15,714	15,846

Total assets	$1,015,093	$847,182	$846,564

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$271,251	$189,908	$215,711

Savings and interest-bearing deposits	243,259	200,196	213,304

Time deposits	217,561	182,868	246,309

Total deposits	732,071	572,972	675,324

Short-term borrowings	175,592	172,855	64,030

Other liabilities and accrued expenses	7,690	10,221	10,792

Total Liabilities	915,353	756,048	750,146

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding,10,448,819, 10,369,420 and 10,321,858 shares, respectively	8,725	8,659	8,619

Additional paid in capital	18,260	17,320	16,973

Retained earnings	73,781	67,121	72,324

Accumulated other comprehensive income (loss), net	(1,026)	(1,966)	(1,498)

Total shareholders' equity	99,740	91,134	96,418

Total liabilities and shareholders' equity	$1,015,093	$847,182	$846,564

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
(In Thousands Except for Share and Per Share Data)	(unaudited)		(unaudited)

INTEREST INCOME
Interest and fees on loans	$9,133	$8,262	$26,446	$25,468

Interest on federal funds sold and bank balances	27	22	72	76

Interest on securities	755	457	1,844	1,439
Total interest income	9,915	8,741	28,362	26,983

INTEREST EXPENSE
Interest on deposits	757	799	2,272	2,766

Interest on other borrowings	74	31	202	165
Total interest expense	831	830	2,474	2,931
Net interest income	9,084	7,911	25,888	24,052

Provision for loan losses	-	450	-	675
Net interest income after provision for loan losses	9,084	7,461	25,888	23,377

NONINTEREST INCOME
Service charges and fees	167	188	525	495

Gain on sale of loans	4,799	3,179	10,314	18,180

Other Income	247	1,712	2,946	5,271
Total noninterest income	5,213	5,079	13,785	23,946

NONINTEREST EXPENSE
Salaries and benefits	5,860	5,672	16,699	20,540

Occupancy and equipment	715	641	2,082	1,961

Other operating expense	108	2,324	4,777	9,324
Total noninterest expense	6,683	8,637	23,558	31,825
Income before income tax	7,614	3,903	16,115	15,498

Income tax expense	2,682	1,098	5,705	5,485
NET INCOME	4,932	2,805	10,410	10,013

Earnings per common share:
Basic	$0.47	$0.27	$0.99	$0.97
Diluted	$0.47	$0.27	$0.99	$0.96

Average outstanding shares:
Basic	10,440,986	10,306,865	10,414,384	10,312,017
Diluted	10,476,050	10,389,064	10,459,283	10,402,178

Performance and Capital Ratios

	Three Months	Three Months	Three Months	Nine Months	Nine Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	December 31,
(Dollars In Thousands Except for Share and Per Share Data)	2014	2014	2014	2014	2013	2013

Return on average assets (annualized)	1.98%	1.30%	1.10%	1.48%	1.56%	1.55%
Return on average equity (annualized)	20.37%	12.93%	10.43%	14.65%	14.22%	14.00%
Net interest margin	3.78%	3.80%	3.78%	3.78%	3.83%	3.85%
Efficiency ratio - Bank only	47.37%	48.44%	50.98%	48.86%	50.78%	49.50%
Total average equity to earning assets	10.08%	10.38%	10.75%	10.39%	11.22%	11.28%

Averages
Assets	$997,080	$944,452	$879,984	$940,934	$856,483	$854,572
Loans held for investment	726,985	720,634	698,429	715,454	642,543	648,744
Loans held for sale	40,780	27,502	18,708	29,077	50,128	42,667
Interest-bearing deposits & federal funds sold	51,134	42,055	39,251	44,190	45,456	46,217
Investment securities	141,649	121,080	102,398	121,853	97,707	97,260
Earning assets	960,912	912,889	861,170	912,289	836,767	836,129
Interest-bearing deposits	499,967	499,435	441,757	480,599	512,009	485,860
Total deposits	747,780	743,037	638,211	710,077	699,076	678,531
Repurchase agreements & federal funds purchased	19,955	20,082	23,374	21,125	25,652	25,524
Short term borrowings	121,141	76,978	115,944	104,707	28,379	46,212
Equity	$96,862	$94,800	$92,593	$94,768	$93,876	$94,352

Banking segment - income before taxes	$5,066	$4,704	$4,181	$13,951	$12,393	$17,330
Mortgage segment - income before taxes	$3,732	$583	$3	$4,318	$4,645	$4,879
Wealth Management segment - loss before taxes	$(108)	$(148)	$(8)	$(264)	$(562)	$(751)
Other segments - loss before taxes	$(1,076)	$(378)	$(436)	$(1,890)	$(978)	$(1,017)

Allowance for loan losses/loans held for investment	1.82%	1.78%	1.84%	1.82%	1.99%	1.91%
Total NPA	1,826	1,872	2,510	1,826	2,902	2,535
NPA to total assets	0.18%	0.19%	0.27%	0.18%	0.34%	0.30%

Mortgage loan originations and brokered loans	$115,338	$109,250	$70,570	$295,158	$492,221	$574,951
Gain on sale of mortgage loans net hedging activity	$4,280	$3,059	$1,384	$8,723	$21,380	$23,998
Allowance for losses on mortgage loans sold	$1,193	$4,633	$4,645	$1,193	$4,645	$4,645

Wealth Management segment - assets under management	$444,000	$454,000	$432,000	$444,000	$204,000	$257,000

Book value per common share	$9.55	$9.22	$9.00	$9.55	$9.34	$8.79
Dividends paid per share	$0.13	$0.12	$0.11	$0.36	$0.30	$1.11

Composition of Loan Portfolio

	September 30, 2014		June 30, 2014		March 31, 2014		December 31, 2013
		Percentage		Percentage		Percentage		Percentage
(Dollars In Thousands)	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total
Commercial real estate - owner occupied	$195,104	26.83%	$190,895	25.79%	$204,725	28.56%	$196,804	28.65%
Commercial real estate - non-owner occupied	115,488	15.88	110,968	14.99	93,366	13.02	90,676	13.20
Residential real estate	191,658	26.36	179,018	24.19	176,914	24.68	173,639	25.27
Commercial	186,715	25.68	211,742	28.61	192,890	26.91	182,220	26.52
Real estate construction	31,463	4.33	40,520	5.47	42,766	5.97	38,842	5.65
Consumer	6,684	0.92	6,982	0.95	6,196	0.86	4,874	0.71
Total loans	$727,112	100.00%	$740,125	100.00%	$716,857	100.00%	$687,055	100.00%
Less allowance for loan losses	13,244		13,211		13,171		13,136
	$713,868		$726,914		$703,686		$673,919

Composition of Deposits

	September 30, 2014		June 30, 2014		March 31, 2014		December 31, 2013
		Percentage of		Percentage of		Percentage of		Percentage of
(Dollars In Thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total

Demand deposits	$271,251	37.05%	$271,225	34.26%	$229,059	28.44%	$189,908	33.14%
Interest-bearing demand deposits	126,898	17.33	120,122	15.17	116,195	14.43	85,735	14.96
Savings and money market	116,361	15.90	115,365	14.57	123,358	15.32	114,169	19.93
CDARS-time deposits	96,703	13.21	155,480	19.64	200,142	24.85	47,535	8.30
Brokered deposits	11,830	1.62	13,334	1.68	13,709	1.69	14,103	2.46
Time deposits	109,028	14.89	116,227	14.68	122,961	15.27	121,522	21.21
Total Deposits	$732,071	100.00%	$791,753	100.00%	$805,424	100.00%	$572,972	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended

	September 30, 2014			September 30, 2013
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$142,013	$755	2.13%	$94,993	$457	1.92%
Loans held for sale	40,780	410	4.02%	26,335	264	4.01%
Loans(1)	726,985	8,723	4.80%	655,162	7,998	4.88%
Interest-bearing balances and federal funds sold	51,134	27	0.21%	39,337	22	0.22%
Total interest-earning assets	960,912	9,915	4.13%	815,827	8,741	4.29%
Noninterest-earning assets:
Cash and due from banks	9,499			8,602
Premises, land and equipment	8,232			8,433
Other assets	31,664			11,258
Less: allowance for loan losses	(13,227)			(13,033)
Total noninterest-earning assets	36,168			15,260
Total Assets	$997,080			$831,087

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$121,737	$69	0.23%	$74,105	$38	0.21%
Money market deposit accounts	115,144	58	0.20%	118,330	59	0.20%
Savings accounts	3,824	4	0.42%	2,341	1	0.17%
Time deposits	259,262	626	0.97%	258,076	701	1.09%
Total interest-bearing deposits	499,967	757	0.61%	452,852	799	0.71%
Borrowings:
FHLB Advances	121,141	69	0.23%	50,000	27	0.22%
Securities sold under agreements to repurchase and federal funds purchased	19,955	5	0.10%	23,378	7	0.12%
Subordinated Debentures	-	-	0.00%	269	(3)	-4.46%
Total borrowings	141,096	74	0.21%	73,647	31	0.17%
Total interest-bearing deposits and borrowings	641,063	831	0.52%	526,499	830	0.63%
Noninterest-bearing liabilities:
Demand deposits	247,814			200,881
Other liabilities	11,341			9,171
Total liabilities	900,218			736,551
Shareholders' Equity	96,862			94,536
Total Liabilities and Shareholders' Equity	$997,080			$831,087

Interest Spread(2)			3.61%			3.66%

Net Interest Margin(3)		$9,084	3.78%		$7,911	3.88%

(1)	Loans placed on nonaccrual status are included in loan balances.
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Nine Months Ended

	September 30, 2014			September 30, 2013
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest earning assets:
Securities	$123,301	$1,844	1.99%	$98,640	$1,439	1.95%
Loans held for sale	29,077	909	4.17%	50,128	1,308	3.48%
Loans(1)	715,454	25,537	4.76%	642,543	24,160	5.01%
Interest-bearing balances and federal funds sold	44,190	72	0.22%	45,456	76	0.22%
Total interest earning assets	912,022	28,362	4.15%	836,767	26,983	4.30%
Noninterest earning assets:
Cash and due from banks	8,784			10,629
Premises, land and equipment	8,331			8,491
Other assets	24,994			13,456
Less: allowance for loan losses	(13,197)			(12,860)
Total noninterest earning assets	28,912			19,716
Total Assets	$940,934			$856,483

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$112,443	$189	0.22%	$73,751	$105	0.19%
Money market deposit accounts	114,876	173	0.20%	119,906	221	0.25%
Savings accounts	3,352	9	0.36%	2,428	3	0.16%
Time deposits	249,928	1,901	1.01%	315,924	2,437	1.03%
Total interest-bearing deposits	480,599	2,272	0.63%	512,009	2,766	0.72%
Borrowings:
FHLB Advances	104,707	186	0.24%	24,187	42	0.23%
Securities sold under agreements to repurchase and federal funds purchased	21,125	16	0.10%	25,652	20	0.10%
Subordinated Debentures	-	-	0.00%	4,192	103	3.28%
Total borrowings	125,832	202	0.21%	54,031	165	0.41%
Total interest-bearing deposits and borrowings	606,431	2,474	0.54%	566,040	2,931	0.69%
Noninterest-bearing liabilities:
Demand deposits	229,478			187,067
Other liabilities	10,257			9,500
Total liabilities	846,166			762,607
Shareholders' Equity	94,768			93,876
Total Liabilities and Shareholders' Equity	$940,934			$856,483

Interest Spread(2)			3.60%			3.61%

Net Interest Margin(3)		$25,888	3.78%		$24,052	3.83%

(1)	Loans placed on nonaccrual status are included in loan balances.
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100